UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2010

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Exhibit 99.1

Item 8.01.	Other Events.

On July 8, 2010, OPTi Inc. (the “Company”) issued a press release announcing the determination of the ex-dividend date by the Financial Industry Regulatory Authority (“FINRA”). On July 6, 2010, the Company announced that its Board of Directors had declared a cash dividend of $0.75 per share on each share of the Company’s common stock. The dividend will be payable on August 12, 2010, and the Company had set the record date for the dividend as July 29, 2010. The ex-dividend date established by FINRA is July 27, 2010. A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	OPTi, Inc. Press Release dated July 8, 2010 announcing ex-dividend date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010

OPTi, Inc.

By:	/S/ MICHAEL MAZZONI
Michael Mazzoni
Chief Financial Officer